UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2007, the Board of Directors of Shore Bancshares, Inc. (the “Company”) elected F. Winfield Trice, Jr. to serve as a director of the Company until the 2008 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Trice is expected to be appointed to the Board’s Executive Committee.

Mr. Trice has served as the President and Chief Executive Officer of The Centreville National Bank of Maryland (the “Bank”), a subsidiary of the Company, since June 4, 2007. The Bank and Mr. Trice are not parties to a written employment agreement. Mr. Trice’s employment arrangement provides for an annual salary of $200,000, subject to annual adjustment, bonus eligibility under the Shore Bancshares, Inc. 2007 Management Incentive Plan (the “MIP”) (see Exhibit 10.1 of the Company’s Form 8-K filed on April 3, 2007), and participation in the Company’s 401(k) and profit sharing plan, equity compensation plan, and group term life insurance program, to the extent the provisions and regulations of such plans permit such participation.

With respect to the bonus for which Mr. Trice is eligible under the MIP, his incentive award target is currently set at 30% of salary, weighted 30%/70% between the Company net income target and the individual performance target, respectively, and Schedule A of the MIP, which showed an incentive target of 25% of annual salary for the President of the Bank, has been updated accordingly. The components of this award are subject to adjustment when performance exceeds or falls below targeted expectations, all as described in the MIP. For the first year of participation, however, and to induce Mr. Trice to join the Bank, the Company agreed to a guaranteed minimum bonus equal to $30,000 (15% of 2007 salary). The following table provides information about the possible award payable to Mr. Trice for 2007:

GRANTS OF PLAN-BASED AWARDS

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Mr. Trice	30,000	60,000	77,400

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

The exhibits filed with this report are listed on the Exhibit Index that follows the signatures, which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: August 13, 2007	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Summary of Compensation Arrangement between The Centreville National Bank of Maryland and F. Winfield Trice, Jr. (filed herewith).

10.2	Revised Schedule A to the Shore Bancshares, Inc. 2007 Management Incentive Plan (filed herewith)